EXHIBIT INDEX

(11) Opinion and consent of counsel as to the legality of the securities being registered.

(16)(a) Directors'/Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated January 7, 2004.

(16)(e) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated January 7, 2004.

(17)(c)  Prospectus, dated Sept. 29, 2003, for AXP New Dimensions Fund.

(17)(d) Statement of Additional Information, dated Sept. 29, 2003, for AXP New Dimensions Fund.

(17)(f)  Prospectus, dated May 30, 2003, for AXP Focused Growth Fund.

(17)(g) Statement of Additional Information, dated May 30, 2003, for AXP Focused Growth Fund.

(17)(j)  Prospectus, dated Sept 29, 2003, for AXP Growth Dimensions Fund.

(17)(k) Statement of Additional Information, dated Sept 29, 2003, for AXP Growth Dimensions Fund.

(17)(m) Prospectus Supplement, dated Jan. 20, 2004, for AXP New Dimensions Fund, AXP Growth Dimensions Fund and AXP Focused Growth Fund.

(17)(n) Prospectus Supplement, dated Nov. 19, 2003, for AXP Growth Dimensions Fund and AXP Focused Growth Fund.

(17)(o) Prospectus and Statement of Additional Information Supplement, dated May 28, 2003, for AXP Focused Growth Fund.